EXHIBIT NO. 99.9(b)

                              MFS SERIES TRUST VIII
              500 Boylston Street  o  Boston  o  Massachusetts 02116


                                                           As of January 1, 1998


MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

     This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated May 6, 1991, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

     Please indicate your acceptance of the foregoing by signing below.

                                                 Sincerely,

                                                 MFS SERIES TRUST VIII



                                                 By:  W. THOMAS LONDON
                                                      -------------------------
                                                      W. Thomas London
                                                      Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.




By:   JOSEPH W. DELLO RUSSO
      -------------------------
      Joseph W. Dello Russo
      Treasurer

                                                          ATTACHMENT 1
                                                          As of January 1, 1998


                          EXHIBIT B TO THE SHAREHOLDER
                        SERVICING AGENT AGREEMENT BETWEEN
                        MFS SERVICE CENTER, INC. ("MFSC")
                     AND MFS SERIES TRUST VIII (the "Fund")


The fees to be paid by the Fund on behalf of its series with respect to all shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be 0.1125% of the average daily net assets of the Fund.